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                                                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 6, 2002 (except with respect to the matters discussed in Note 19, as to which the date is March 25, 2002) into the Company's previously filed Registration Statement File No. 333-54524.


                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
March 27, 2002